Exhibit 99.1

Trimble Reports Fourth Quarter and Full Year 2014 Results

•	Fourth Quarter 2014 Revenue $563.8 Million, Down 6 Percent; GAAP Diluted Earnings Per Share $0.21: Non-GAAP Diluted Earnings per Share $0.29

•	Fiscal 2014 Revenue $2.4 Billion, up 5 Percent; GAAP Diluted Earnings Per Share $0.81: Non-GAAP Diluted Earnings Per Share $1.46

SUNNYVALE, Calif., Feb 10, 2015 – Trimble (NASDAQ: TRMB) today announced fourth quarter and fiscal year end results.

Fourth Quarter 2014

Fourth quarter 2014 revenue of $563.8 million was down 6 percent as compared to the fourth quarter of 2013. Engineering and Construction revenue was $328.5 million, down 1 percent. Field Solutions revenue was $80.7 million, down 27 percent. Mobile Solutions revenue was $124.1 million, down 1 percent. Advanced Devices revenue was $30.5 million, down 2 percent. Foreign currency translation unfavorably impacted company revenue by approximately 2 percent.

GAAP operating income was $76.9 million, up 14 percent as compared to the fourth quarter of 2013. GAAP operating margin was 13.6 percent of revenue as compared to 11.2 percent of revenue in the fourth quarter of 2013, and benefitted from the reversal of a $51.3 million reserve for legal matters related to a jury verdict that was overturned.

GAAP net income was $55.8 million, down 7 percent as compared to the fourth quarter of 2013. Diluted GAAP earnings per share were $0.21 as compared to diluted GAAP earnings per share of $0.23 in the fourth quarter of 2013.

Non-GAAP operating income of $84.2 million was down 33 percent as compared to the fourth quarter of 2013. Non-GAAP operating margin was 14.9 percent of revenue as compared to 20.9 percent of revenue in the fourth quarter of 2013.

Non-GAAP net income of $76.1 million was down 33 percent as compared to the fourth quarter of 2013. Diluted non-GAAP earnings per share were $0.29 as compared to diluted non-GAAP earnings per share of $0.43 in the fourth quarter of 2013.

Operating cash flow in the quarter was $96.6 million, down 29 percent as compared to the fourth quarter of 2013.

Fiscal 2014

Fiscal 2014 revenue of $2.4 billion was up 5 percent as compared to fiscal 2013. Engineering and Construction revenue was $1.3 billion, up 10 percent. Field Solutions revenue was $422.1 million, down 11 percent. Mobile Solutions revenue was $486.8 million, up 5 percent. Advanced Devices revenue was $138.5 million, up 9 percent.

GAAP operating income was $260.8 million, up 4 percent as compared to fiscal 2013. GAAP operating margin was 10.9 percent of revenue as compared to 11.0 percent of revenue in fiscal 2013.

GAAP net income was $214.1 million, down 2 percent as compared to fiscal 2013. Diluted GAAP earnings per share were $0.81 as compared to diluted GAAP earnings per share of $0.84 in fiscal 2013.

Non-GAAP operating income of $479.8 million was up 1 percent as compared to fiscal 2013. Non-GAAP operating margin was 20.0 percent of revenue as compared to 20.7 percent of revenue in fiscal 2013.

Non-GAAP net income of $386.6 million was down 6 percent as compared to fiscal 2013. Diluted non-GAAP earnings per share were $1.46 as compared to diluted non-GAAP earnings per share of $1.58 in fiscal 2013.

Operating cash flow in fiscal 2014 was $407.1 million, down 2 percent as compared to fiscal 2013.

“We were impacted in the fourth quarter by a stronger dollar, deferred revenue accounting effects associated with new acquisitions, and the short term reaction to the decline in oil prices. The combined effect of these factors pushed us lower in our anticipated revenue range for the quarter and will influence first half 2015 results. Agriculture revenue for the quarter was consistent with our expectation and represents a significant year-over-year decline,” said Steven W. Berglund, Trimble’s president and chief executive officer. “Total fiscal year 2014 results for the company showed revenue and non-GAAP operating income expansion, despite the significant declines in agriculture. Although the agriculture market remains volatile and difficult to forecast, we continue to invest in the coming agriculture technology transformation while also taking steps in the short term to maintain our historically strong financial model for the company. Despite continuing headwinds in the first half of 2015 we anticipate strengthening results as the year progresses.”

Forward Looking Guidance

For the first quarter of 2015 Trimble expects revenue to be between $590 million and $620 million with GAAP earnings per share of $0.09 to $0.16 and non-GAAP earnings per share of $0.26 to $0.33. Non-GAAP guidance excludes the amortization of intangibles of $41 million related to previous acquisitions, anticipated acquisition costs of $4 million, and the anticipated impact of stock-based compensation expense of $13 million. GAAP guidance assumes a tax rate of 23 percent and non-GAAP guidance assumes a tax rate of 22 percent. Both GAAP and non-GAAP earnings per share assume approximately 264 million shares outstanding.

Investor Conference Call / Webcast Details

Trimble will hold a conference call on February 10, 2015 at 2:00 p.m. PT to review its fourth quarter and fiscal year 2014 results. It will be broadcast live on the Web at http://investor.trimble.com. Investors without Internet access may dial into the call at (800) 528-9198 (U.S.) or (702) 928-6633 (international). The pass code is 75288322. The replay will also be available on the Web at the address above.

Use of Non-GAAP Financial Information

To help our investors understand our past financial performance and our future results, as well as our performance relative to competitors, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. These non-GAAP measures can be used to evaluate our historical and prospective financial performance, as well as our performance relative to competitors. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business, and to make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. Further, we believe some of our investors track our “core operating performance” as a means of evaluating our performance in the ordinary, ongoing, and customary course of our operations. Core operating performance excludes items that are non-cash, not expected to recur or not reflective of ongoing financial results. Management also believes that looking at our core operating performance provides a supplemental way to provide consistency in period to period comparisons.

The specific non-GAAP measures, which we use along with a reconciliation to the nearest comparable GAAP measures and the explanation for why these non-GAAP measures provide useful information to investors regarding our financial condition and results of operations and why management chose to exclude selected items can be found at the end of this release. The method we use to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. Our non-GAAP results are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to this earnings release. Additional financial information about our use of non-GAAP results can be found on the investor relations page of our Web site at http://investor.trimble.com.

About Trimble

Trimble applies technology to make field and mobile workers in businesses and government significantly more productive. Solutions are focused on applications requiring position or location—including surveying, construction, agriculture, fleet and asset management, public safety and mapping. In addition to utilizing positioning technologies, such as GPS, lasers and optics, Trimble solutions may include software content specific to the needs of the user. Wireless technologies are utilized to deliver the solution to the user and to ensure a tight coupling of the field and the back office. Founded in 1978, Trimble is headquartered in Sunnyvale, Calif.

For more information visit: www.trimble.com.

Safe Harbor

Certain statements made in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include expectations for future financial market and economic conditions, the impact of acquisitions, the ability to deliver revenue, earnings per share and other financial projections that Trimble has guided for the first quarter, the expected tax rate, the anticipated impact of stock-based compensation expense, the amortization of intangibles related to previous acquisitions and the anticipated number of shares outstanding and interest costs. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this press release due to certain risks and uncertainties. The Company’s results may be adversely affected if the Company is unable to market, manufacture and ship new products, obtain new customers, or integrate new acquisitions. The Company’s results would also be negatively impacted by weakening in the macro environment. Any failure to achieve predicted results could negatively impact the Company’s revenues, cash flow from operations, and other financial results. The Company’s financial results will also depend on a number of other factors and risks detailed from time to time in reports filed with the SEC, including its quarterly reports on Form 10-Q and its annual report on Form 10- K, such as changes in economic conditions, further worsening in the agricultural market, critical part supply chain shortages, possible write-offs of goodwill, and regulatory proceedings affecting GPS. Undue reliance should not be placed on any forward-looking statement contained herein, especially in light of greater uncertainty than normal in the economy in general. These statements reflect the Company’s position as of the date of this release. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company’s expectations or any change of events, conditions, or circumstances on which any such statement is based.

FTRMB

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Fourth Quarter of		Fiscal Years
	2014	2013	2014	2013
Revenues:
Product	$386,510	$409,733	$1,713,564	$1,649,965
Service	104,315	112,646	396,062	364,274
Subscription	73,005	76,839	285,920	273,885

Total revenues	563,830	599,218	2,395,546	2,288,124

Cost of sales:
Product	182,662	189,538	788,114	776,597
Service	44,007	46,553	152,612	141,904
Subscription	22,603	22,492	81,063	84,682
Amortization of purchased intangible assets	21,950	21,181	82,913	81,119

Total cost of sales	271,222	279,764	1,104,702	1,084,302

Gross margin	292,608	319,454	1,290,844	1,203,822

Gross margin (%)	51.9%	53.3%	53.9%	52.6%
Operating expenses
Research and development	80,855	77,636	317,992	299,421
Sales and marketing	98,751	93,669	387,569	348,106
General and administrative	16,924	58,498	247,120	216,876
Restructuring	396	1,358	1,741	5,960
Amortization of purchased intangible assets	18,793	20,947	75,599	81,722

Total operating expenses	215,719	252,108	1,030,021	952,085

Operating income	76,889	67,346	260,823	251,737
Non-operating income (loss), net
Interest expense, net	(8,859)	(4,134)	(18,681)	(17,582)
Foreign currency transaction gain, (loss), net	(1,275)	172	(5,084)	(954)
Income from equity method investments, net	840	4,772	12,368	20,680
Other income (loss), net	4,022	(1,864)	16,589	(1,017)

Total non-operating income (loss), net	(5,272)	(1,054)	5,192	1,127

Income before taxes	71,617	66,292	266,015	252,864
Income tax provision	15,756	6,631	52,127	34,698

Net income	55,861	59,661	213,888	218,166
Less: Net gain (loss) attributable to noncontrolling interests	33	(336)	(230)	(689)

Net income attributable to Trimble Navigation Ltd.	$55,828	$59,997	$214,118	$218,855

Earnings per share attributable to Trimble Navigation Ltd.
Basic	$0.22	$0.23	$0.82	$0.85

Diluted	$0.21	$0.23	$0.81	$0.84

Shares used in calculating earnings per share:
Basic	259,217	258,187	260,103	256,648

Diluted	262,665	262,832	264,456	261,206

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	Fiscal Year End	Fiscal Year End
As of	2014	2013
Assets
Current assets:
Cash and cash equivalents	$148,000	$147,227
Accounts receivable, net	362,049	337,932
Other receivables	29,485	23,143
Inventories, net	278,099	254,311
Deferred income taxes	45,576	38,597
Other current assets	39,407	35,807

Total current assets	902,616	837,017
Property and equipment, net	157,355	142,975
Goodwill	2,101,169	1,989,470
Other purchased intangible assets, net	594,554	619,399
Other non-current assets	118,654	111,979

Total assets	$3,874,348	$3,700,840

Liabilities
Current liabilities:
Current portion of long-term debt	$64,431	$106,402
Accounts payable	103,851	112,522
Accrued compensation and benefits	98,862	95,866
Deferred revenue	211,589	159,295
Accrued warranty expense	20,583	17,781
Other accrued liabilities	88,983	85,124

Total current liabilities	588,299	576,990
Non-current portion of long-term debt	674,015	652,056
Non-current deferred revenue	26,309	20,431
Deferred income taxes	121,071	136,399
Other non-current liabilities	95,802	80,982

Total liabilities	1,505,496	1,466,858

Commitments and contingencies
Equity
Shareholders’ equity:
Common stock	1,207,365	1,106,017
Retained earnings	1,210,977	1,081,695
Accumulated other comprehensive income (loss)	(61,328)	33,194

Total Trimble Navigation Ltd. shareholders’ equity	2,357,014	2,220,906
Noncontrolling interests	11,838	13,076

Total equity	2,368,852	2,233,982

Total liabilities and equity	$3,874,348	$3,700,840

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Fiscal Years
	2014	2013
Cash flow from operating activities:
Net Income	$213,888	$218,166
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	33,129	26,736
Amortization expense	158,512	162,841
Provision for doubtful accounts	3,747	1,909
Deferred income taxes	(1,650)	(14,963)
Stock-based compensation	43,398	36,442
Income from equity method investments	(12,368)	(20,680)
Gain (loss) on an equity sale	(15,091)	—
Acquisition / divestiture (gain)/loss	2,899	1,430
Excess tax benefit for stock-based compensation	(14,098)	(13,540)
Provision for excess and obsolete inventories	4,817	3,157
Other non-cash items	4,653	(657)
Add decrease (increase) in assets:
Accounts receivables	(10,882)	(4,070)
Other receivables	(2,321)	2,302
Inventories	(31,778)	(11,351)
Other current and non-current assets	(7,101)	(11,811)
Add increase (decrease) in liabilities:
Accounts payable	(7,185)	(15,834)
Accrued compensation and benefits	527	4,047
Deferred revenue	45,865	29,394
Accrued warranty expense	3,045	675
Other liabilities	(4,923)	20,442

Net cash provided by operating activities	407,083	414,635

Cash flow from investing activities:
Acquisitions of businesses, net of cash acquired	(307,945)	(258,797)
Acquisitions of property and equipment	(47,312)	(70,877)
Acquisitions of intangible assets	(7,633)	(242)
(Purchases) sales of equity method investments	(10,939)	2,430
Dividends received from equity method investments	32,231	7,672
Other	(2,448)	(4,950)

Net cash used in investing activities	(344,046)	(324,764)

Cash flow from financing activities:
Issuance of common stock, net of tax withholdings	56,095	47,707
Repurchase and retirement of common stock	(97,757)	—
Excess tax benefit for stock-based compensation	14,098	13,540
Proceeds from debt and revolving credit lines	816,166	407,678
Payments on debt and revolving credit lines	(840,126)	(567,344)

Net cash used in financing activities	(51,524)	(98,419)

Effect of exchange rate changes on cash and cash equivalents	(10,741)	(1,996)

Net decrease in cash and cash equivalents	773	(10,544)
Cash and cash equivalents—beginning of period	147,227	157,771

Cash and cash equivalents—end of period	$148,000	$147,227

REPORTING SEGMENTS

(Dollars in thousands)

(Unaudited)

	Reporting Segments
	Engineering and Construction	Field Solutions	Mobile Solutions	Advanced Devices
FOURTH QUARTER OF FISCAL 2014 :
Revenues	$328,509	$80,678	$124,140	$30,503
Operating income before corporate allocations:	$48,904	$17,404	$18,112	$9,476
Operating margin (% of segment external net revenues)	14.9%	21.6%	14.6%	31.1%
FOURTH QUARTER OF FISCAL 2013 :
Revenues	$331,112	$111,080	$125,880	$31,146
Operating income before corporate allocations:	$67,957	$38,843	$21,677	$5,158
Operating margin (% of segment external net revenues)	20.5%	35.0%	17.2%	16.6%
FISCAL YEAR 2014 :
Revenue	$1,348,129	$422,090	$486,819	$138,508
Operating income before corporate allocations:	$268,856	$134,198	$72,876	$42,326
Operating margin (% of segment external net revenues)	19.9%	31.8%	15.0%	30.6%
FISCAL YEAR 2013 :
Revenue	$1,222,040	$473,891	$465,138	$127,055
Operating income before corporate allocations:	$251,258	$173,114	$63,961	$26,577
Operating margin (% of segment external net revenues)	20.6%	36.5%	13.8%	20.9%

GAAP TO NON-GAAP RECONCILIATION

(Dollars in thousands, except per share data)

(Unaudited)

		Fourth Quarter of				Fiscal Years
		2014		2013		2014		2013
		Dollar	% of	Dollar	% of	Dollar	% of	Dollar	% of
		Amount	Revenue	Amount	Revenue	Amount	Revenue	Amount	Revenue
GROSS MARGIN:
GAAP gross margin:		$292,608	51.9%	$319,454	53.3%	$1,290,844	53.9%	$1,203,822	52.6%
Restructuring	(A)	38	0.0%	31	0.0%	363	0.0%	860	0.0%
Amortization of purchased intangible assets	(B)	21,950	3.9%	21,181	3.6%	82,913	3.5%	81,119	3.6%
Stock-based compensation	(C)	898	0.2%	757	0.1%	3,184	0.1%	2,573	0.1%
Amortization of acquisition-related inventory step-up	(D)	154	0.0%	—	0.0%	816	0.0%	1,505	0.1%

Non-GAAP gross margin:		$315,648	56.0%	$341,423	57.0%	$1,378,120	57.5%	$1,289,879	56.4%

OPERATING EXPENSES:
GAAP operating expenses:		$215,719	38.3%	$252,108	42.1%	$1,030,021	43.0%	$952,085	41.6%
Restructuring	(A)	(396)	-0.1%	(1,358)	-0.2%	(1,741)	-0.1%	(5,960)	-0.3%
Amortization of purchased intangible assets	(B)	(18,793)	-3.3%	(20,947)	-3.5%	(75,599)	-3.1%	(81,722)	-3.5%
Stock-based compensation	(C)	(10,375)	-1.9%	(9,527)	-1.6%	(40,214)	-1.7%	(33,869)	-1.4%
Acquisition / divestiture items	(E)	(6,033)	-1.1%	(3,910)	-0.7%	(13,449)	-0.6%	(13,195)	-0.6%
Litigation	(H)	51,300	9.1%	—	0.0%	(711)	0.0%	(1,335)	-0.1%

Non-GAAP operating expenses:		$231,422	41.0%	$216,366	36.1%	$898,307	37.5%	$816,004	35.7%

OPERATING INCOME:
GAAP operating income:		$76,889	13.6%	$67,346	11.2%	$260,823	10.9%	$251,737	11.0%
Restructuring	(A)	434	0.1%	1,389	0.2%	2,104	0.1%	6,820	0.3%
Amortization of purchased intangible assets	(B)	40,743	7.2%	42,128	7.0%	158,512	6.6%	162,841	7.1%
Stock-based compensation	(C)	11,273	2.0%	10,284	1.7%	43,398	1.8%	36,442	1.5%
Amortization of acquisition-related inventory step-up	(D)	154	0.0%	—	0.0%	816	0.0%	1,505	0.1%
Acquisition / divestiture items	(E)	6,033	1.1%	3,910	0.8%	13,449	0.6%	13,195	0.6%
Litigation	(H)	(51,300)	-9.1%	—	0.0%	711	0.0%	1,335	0.1%

Non-GAAP operating income:		$84,226	14.9%	$125,057	20.9%	$479,813	20.0%	$473,875	20.7%

NON-OPERATING INCOME (LOSS), NET:
GAAP non-operating income (loss), net:		$(5,272)		($1,054)		$5,192		$1,127
Acquisition / divestiture items	(E)	(3,105)		2,276		2,899		1,430
Gain on an equity sale	(F)	—		—		(15,091)		—
Debt issuance cost write-off	(G)	4,205		—		4,205		—

Non-GAAP non-operating income (loss), net:		$(4,172)		$1,222		$(2,795)		$2,557

			GAAP and		GAAP and		GAAP and		GAAP and
			Non-GAAP		Non-GAAP		Non-GAAP		Non-GAAP
			Tax Rate % (L)		Tax Rate % (L)		Tax Rate % (L)		Tax Rate % (L)
INCOME TAX PROVISION:
GAAP income tax provision:		$15,756	22%	$6,631	10%	$52,127	20%	$34,698	14%
Non-GAAP items tax effected(I)		7,982		6,001		44,342		30,064
Tax on gain on an equity sale	(J)	—		—		(5,836)		—
Tax on RDS litigation	(K)	(19,840)		—		—		—

Non-GAAP income tax provision:		$3,898	5%	$12,632	10%	$90,633	19%	$64,762	14%

NET INCOME:
GAAP net income attributable to Trimble Navigation Ltd.		$55,828		$59,997		$214,118		$218,855
Restructuring	(A)	434		1,389		2,104		6,820
Amortization of purchased intangible assets	(B)	40,743		42,128		158,512		162,841
Stock-based compensation	(C)	11,273		10,284		43,398		36,442
Amortization of acquisition-related inventory step-up(D)		154		—		816		1,505
Acquisition / divestiture items	(E)	2,928		6,186		16,348		14,625
Gain on an equity sale	(F)	—		—		(15,091)		—
Debt issuance cost write-off	(G)	4,205		—		4,205		—
Litigation	(H)	(51,300)		—		711		1,335
Non-GAAP tax adjustments	(I), (J), (K)	11,858		(6,001)		(38,506)		(30,064)

Non-GAAP net income attributable to Trimble Navigation Ltd.		$76,123		$113,983		$386,615		$412,359

DILUTED NET INCOME PER SHARE:
GAAP diluted net income per share attributable to Trimble Navigation Ltd.		$0.21		$0.23		$0.81		$0.84
Restructuring	(A)	—		—		0.01		0.03
Amortization of purchased intangible assets	(B)	0.16		0.16		0.60		0.62
Stock-based compensation	(C)	0.04		0.04		0.16		0.14
Amortization of acquisition-related inventory step-up(D)		—		—		—		—
Acquisition / divestiture items	(E)	0.01		0.02		0.06		0.06
Gain on an equity sale	(F)	—		—		(0.06)		—
Debt issuance cost write-off	(G)	0.02		—		0.02		—
Litigation	(H)	(0.20)		—		—		0.01
Non-GAAP tax adjustments	(I), (J), (K)	0.05		(0.02)		(0.14)		(0.12)

Non-GAAP diluted net income per share attributable to Trimble Navigation Ltd.		$0.29		$0.43		$1.46		$1.58

OPERATING LEVERAGE:
Increase in non-GAAP operating income		$(40,831)		$39,997		$5,938		$76,538
Increase in revenue		$(35,388)		$83,695		$107,422		$248,011
Operating leverage (increase in non-GAAP operating income as a % of increase in revenue)		N/A		47.8%		5.5%		30.9%

GAAP TO NON-GAAP RECONCILIATION (CONTINUED)

(Dollars in thousands, except per share data)

(Unaudited)

			Fourth Quarter of				Fiscal Years
			2014		2013		2014		2013
				% of Segment		% of Segment		% of Segment		% of Segment
				Revenue		Revenue		Revenue		Revenue
SEGMENT OPERATING INCOME:
Engineering and Construction
GAAP operating income before corporate allocations:			$48,904	14.9%	$67,957	20.5%	$268,856	19.9%	$251,258	20.6%
Stock-based compensation	(M	)	4,214	1.3%	3,623	1.1%	15,244	1.2%	12,325	1.0%

Non-GAAP operating income before corporate allocations:			$53,118	16.2%	$71,580	21.6%	$284,100	21.1%	$263,583	21.6%

Field Solutions
GAAP operating income before corporate allocations:			$17,404	21.6%	$38,843	35.0%	$134,198	31.8%	$173,114	36.5%
Stock-based compensation	(M	)	969	1.2%	810	0.7%	3,554	0.8%	3,068	0.7%

Non-GAAP operating income before corporate allocations:			$18,373	22.8%	$39,653	35.7%	$137,752	32.6%	$176,182	37.2%

Mobile Solutions
GAAP operating income before corporate allocations:			$18,112	14.6%	$21,677	17.2%	$72,876	15.0%	$63,961	13.8%
Stock-based compensation	(M	)	1,350	1.1%	1,208	1.0%	5,123	1.0%	4,002	0.8%

Non-GAAP operating income before corporate allocations:			$19,462	15.7%	$22,885	18.2%	$77,999	16.0%	$67,963	14.6%

Advanced Devices
GAAP operating income before corporate allocations:			$9,476	31.1%	$5,158	16.6%	$42,326	30.6%	$26,577	20.9%
Stock-based compensation	(M	)	409	1.3%	645	2.0%	1,925	1.3%	3,295	2.6%

Non-GAAP operating income before corporate allocations:			$9,885	32.4%	$5,803	18.6%	$44,251	31.9%	$29,872	23.5%

FOOTNOTES TO GAAP TO NON-GAAP RECONCILIATION

(Unaudited)

Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures. The non-GAAP financial measures included in the previous table as well as detailed explanations to the adjustments to comparable GAAP measures, are set forth below:

Non-GAAP gross margin

We believe our investors benefit by understanding our non-GAAP gross margin as a way of understanding how product mix, pricing decisions and manufacturing costs influence our business. Non-GAAP gross margin excludes restructuring costs, amortization of purchased intangible assets, stock-based compensation and amortization of acquisition-related inventory step-up from GAAP gross margin. We believe that these exclusions offer investors additional information that may be useful to view trends in our gross margin performance.

Non-GAAP operating expenses

We believe this measure is important to investors evaluating our non-GAAP spending in relation to revenue. Non-GAAP operating expenses exclude restructuring costs, amortization of purchased intangible assets, stock-based compensation, acquisition/divestiture costs associated with external and incremental costs resulting directly from merger and acquisition activities such as legal, due diligence, and integration costs from GAAP operating expenses, and litigation expenses. We believe that these exclusions offer investors supplemental information to facilitate comparison of our operating expenses to our prior results.

Non-GAAP operating income

We believe our investors benefit by understanding our non-GAAP operating income trends which are driven by revenue, gross margin, and spending. Non-GAAP operating income excludes restructuring costs, amortization of purchased intangible assets, stock-based compensation, amortization of acquisition-related inventory step-up, acquisition/divestiture costs associated with external and incremental costs resulting directly from merger and acquisition activities such as legal, due diligence, and integration costs and litigation expenses. We believe that these exclusions offer an alternative means for our investors to evaluate current operating performance compared to results of other periods.

Non-GAAP non-operating income, net

We believe this measure helps investors evaluate our non-operating income trends. Non-GAAP non-operating income, net excludes acquisition and divestiture gains/losses associated with unusual acquisition related items such as adjustments to the fair value of earn-out liabilities, intangible asset impairment charges and gains or losses related to the acquisition or sale of certain businesses and investments, and a gain on an equity sale. These gains/losses are specific to particular acquisitions and divestitures and vary significantly in amount and timing. Non-GAAP non-operating income, net also excludes the write-off of debt issuance costs associated with terminated and/or modified credit facilities and costs associated with the issuance of new credit facilities and Senior Notes that were not capitalized as debt issuance costs. We believe that these exclusions provide investors with a supplemental view of our ongoing financial results.

Non-GAAP income tax provision

Non-GAAP items tax effected adjusts the provision for income taxes to reflect the effect of certain non-GAAP items on non-GAAP net income. We believe this information is useful to investors because it provides for consistent treatment of the excluded items in our non-GAAP presentation.

Non-GAAP net income

This measure provides a supplemental view of net income trends which are driven by non-GAAP income before taxes and our non-GAAP tax rate. Non-GAAP net income excludes restructuring costs, amortization of purchased intangible assets, stock-based compensation, amortization of acquisition-related inventory step-up, acquisition and divestiture costs, a gain on an equity sale, a write off of debt issuance costs, litigation expenses and non-GAAP tax adjustments from GAAP net income. We believe our investors benefit from understanding these exclusions and from an alternative view of our net income performance as compared to our past net income performance.

Non-GAAP diluted net income per share

We believe our investors benefit by understanding our non-GAAP operating performance as reflected in a per share calculation as a way of measuring non-GAAP operating performance by ownership in the company. Non-GAAP diluted net income per share excludes restructuring costs, amortization of purchased intangible assets, stock-based compensation, amortization of acquisition-related inventory step-up, acquisition and divestiture costs, a gain on an equity sale, a write off of debt issuance costs, litigation expenses and non-GAAP tax adjustments from GAAP diluted net income per share. We believe that these exclusions offer investors a useful view of our diluted net income per share as compared to our past diluted net income per share.

Non-GAAP operating leverage

We believe this information is beneficial to investors as a measure of how much incremental revenue contributed to our operating income. Non-GAAP operating leverage is the increase in non-GAAP operating income as a percentage of the increase in revenue. We believe that this information offers investors supplemental information to evaluate our current performance and to compare to our past non-GAAP operating leverage.

Non-GAAP segment operating income

Non-GAAP segment operating income excludes stock-based compensation from GAAP segment operating income. We believe this information is useful to investors because some may exclude stock-based compensation as an alternative view when assessing trends in the operating income of our segments.

These non-GAAP measures can be used to evaluate our historical and prospective financial performance, as well as our performance relative to competitors. We believe some of our investors track our “core operating performance” as a means of evaluating our performance in the ordinary, ongoing, and customary course of our operations. Core operating performance excludes items that are non-cash, not expected to recur or not reflective of ongoing financial results. Management also believes that looking at our core operating performance provides a supplemental way to provide consistency in period to period comparisons. Accordingly, management excludes from non-GAAP those items relating to restructuring, amortization of purchased intangible assets, stock based compensation, amortization of acquisition-related inventory step-up, acquisition and divestiture costs, a gain on an equity sale, a write off of debt issuance costs, litigation, and non-GAAP tax adjustments. For detailed explanations of the adjustments made to comparable GAAP measures, see items (A) - ( M ) below,

(A)	Restructuring costs. Included in our GAAP presentation of cost of sales and operating expenses, restructuring costs recorded are primarily for employee compensation resulting from reductions in employee headcount in connection with our company restructurings. We exclude restructuring costs from our non-GAAP measures because we believe they do not reflect expected future operating expenses, they are not indicative of our core operating performance, and they are not meaningful in comparisons to our past operating performance. We have incurred restructuring expense in each of the periods presented however the amount incurred can vary significantly based on whether a restructuring has occurred in the period and the timing of headcount reductions.

(B)	Amortization of purchased intangible assets. Included in our GAAP presentation of gross margin and operating expenses is amortization of purchased intangible assets. US GAAP accounting requires that intangible assets are recorded at fair value and amortized over their useful lives. Consequently, the timing and size of our acquisitions will cause our operating results to vary from period to period, making a comparison to past performance difficult for investors. This accounting treatment may cause differences when comparing our results to companies that grow internally because the fair value assigned to the intangible assets acquired through acquisition may significantly exceed the equivalent expenses that a company may incur for similar efforts when performed internally. Furthermore, the useful life that we expense our intangible assets over may be substantially different from the time period that an internal growth company incurs and recognizes such expenses. We believe that by excluding the amortization of purchased intangible assets, which primarily represents technology and/or customer relationships already developed, it provides an alternative way for investors to compare our operations pre-acquisition to those post-acquisitions and to those of our competitors that have pursued internal growth strategies. However, we note that companies that grow internally will incur costs to develop intangible assets that will be expensed in the period incurred, which may make a direct comparison more difficult.

(C)	Stock-based compensation. Included in our GAAP presentation of cost of sales and operating expenses, stock-based compensation consists of expenses for employee stock options and awards and purchase rights under our employee stock purchase plan. We exclude stock-based compensation expense from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as it is a non-cash expense. For the fourth quarter and fiscal 2014 and 2013, stock-based compensation was allocated as follows:

	Fourth Quarter of		Fiscal Years
(Dollars in thousands)	2014	2013	2014	2013
Cost of sales	$898	$757	$3,184	$2,573
Research and development	2,010	1,395	6,825	5,039
Sales and Marketing	1,591	1,988	7,613	7,329
General and administrative	6,774	6,144	25,776	21,501

	$11,273	$10,284	$43,398	$36,442

(D)	Amortization of acquisition-related inventory step-up. The purchase accounting entries associated with our business acquisitions require us to record inventory at its fair value, which is sometimes greater than the previous book value of the inventory. Included in our GAAP presentation of cost of sales, the increase in inventory value is amortized to cost of sales over the period that the related product is sold. We exclude inventory step-up amortization from our non-GAAP measures because it is a non-cash expense that we do not believe is indicative of our ongoing operating results. We further believe that excluding this item from our non-GAAP results is useful to investors in that it allows for period-over-period comparability.

(E)	Acquisition / divestiture items. Included in our GAAP presentation of operating expenses, acquisition costs consist of external and incremental costs resulting directly from merger and acquisition and strategic investment activities such as legal, due diligence, and integration costs. Included in our GAAP presentation of non-operating income (loss) net, acquisition / divestiture items includes unusual acquisition, investment, or divestiture gains/losses such as adjustments to the fair value of earn-out liabilities, and gains/losses on acquisitions or divestitures of certain businesses and investments. Although we do numerous acquisitions, the costs that have been excluded from the non-GAAP measures are costs specific to particular acquisitions. These are one-time costs that vary significantly in amount and timing and are not indicative of our core operating performance.

(F)	Gain on an equity sale. Included in our GAAP presentation of non-operating income (loss), net this amount represents a gain on a partial equity sale of Virtual Site Solutions. We excluded the gain from our non-GAAP measures. We believe that investors benefit from excluding this item from our non-GAAP measures because it facilitates an evaluation of our non-operating income trends.

(G)	Debt issuance cost write-off. Included in our non-operating income (loss), net this amount represents a write-off of debt issuance costs for terminated and/or modified credit facilities and costs associated with the issuance of new credit facilities and Senior Notes that were not capitalized as debt issuance costs. We excluded the debt issuance cost write-off from our non-GAAP measures. We believe that investors benefit from excluding this item from our non-operating income to facilitate a more meaningful evaluation of our non-operating income trends.

(H)	Litigation. The fiscal 2013 amount represents a settlement of litigation related to a pre-acquisition agreement with a contract manufacturer. The fiscal 2014 amount represents $0.7M of costs based on an arbitration agreement, as well as $51.3M of estimated costs that were reserved during the third quarter based on a jury verdict in favor of the plaintiff, Recreational Data Services, Inc. and then reversed during the fourth quarter after the judge overturned the verdict. We have excluded these costs from our non-GAAP measures because they are non-recurring expenses that are not indicative of our ongoing operating results. We further believe that excluding these items from our non-GAAP results is useful to investors in that it allows for period-over-period comparability.

(I)	Non-GAAP items tax effected. This amount adjusts the provision for income taxes to reflect the effect of the non-GAAP items ( A ) - ( H ) on non-GAAP net income. We believe this information is useful to investors because it provides for consistent treatment of the excluded items in this non-GAAP presentation.

(J)	Tax on gain on an equity sale. This amount represents the tax effect of a gain on a partial equity sale of Virtual Site Solutions. We excluded this item as it represents the tax effect of a non-recurring gain. We believe that investors benefit from excluding this item from our non-GAAP income tax provision because it facilitates a comparison of the non-GAAP tax rate in the current period to the non-GAAP tax rates in prior periods.

(K)	Tax on Recreational Data Services Inc. litigation. This amount represents the tax effect of a reversal of a legal reserve recorded in the third quarter of 2014 that was reversed in the fourth quarter of 2014. We excluded this item as it represents the tax effect of a non-recurring expense. We believe that investors benefit from excluding this item from our non-GAAP income tax provision because it allows for period-over-period comparability.

(L)	GAAP and non-GAAP tax rate %. These percentages are defined as GAAP income tax provision as a percentage of GAAP income before taxes and non-GAAP income tax provision as a percentage of non-GAAP income before taxes. We believe that investors benefit from a presentation of non-GAAP tax rate percentage as a way of facilitating a comparison to non-GAAP tax rates in prior periods.

(M)	Stock-based compensation. The amounts consist of expenses for employee stock options and awards and purchase rights under our employee stock purchase plan. As referred to above we exclude stock-based compensation here because investors may view it as not reflective of our core operating performance as it is a non-cash expense. However, management does include stock-based compensation for budgeting and incentive plans as well as for reviewing internal financial reporting. We discuss our operating results by segment with and without stock-based compensation expense, as we believe it is useful to investors. Stock-based compensation not allocated to the reportable segments was approximately $4.3 million and $4.0 million for the fourth quarter of fiscal 2014 and 2013, respectively, and $17.6 million and $13.8 million for fiscal 2014 and 2013, respectively.